Oppenheimer Money Market Fund, Inc.
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule



1.  YIELD AND EFFECTIVE YIELD FOR 7-DAY PERIOD ENDED 07/31/96:

    Calculations of the Fund's "Yield" and "Compounded Effective Yield" set forth in the section entitled "Yield Information" in the Statement of Additional Information were made as follows:


                    Date                    Daily Accrual Per Share (in $)

                  07/25/96                           .0001262
                  07/26/96                           .0001266
                  07/27/96                           .0001267
                  07/28/96                           .0001267
                  07/29/96                           .0001264
                  07/30/96                           .0001249
                  07/31/96                           .0001291
                                                     --------

                  Seven Day
                    Total:                           .0008866

         Current Yield:                     $0.0008866/7 x 365 = 4.62%


                                                       365/7
         Effective Yield:           (.0008866 + 1)      - 1  = 4.73%